EXHIBIT 31.2

Certification of Chief Financial Officer Pursuant to
Securities Exchange Act Rules 13a-14(a) and 15d-14(a)
as Adopted Pursuant to
Section 302 of the Sarbanes-Oxley Act of 2002

I, Blake Jorgensen, certify that:

1.	I have reviewed this Form 10-K/A of Yahoo! Inc.;

2.	Based on my knowledge, this report does not contain any untrue statement of a material fact or omit to state a material fact necessary to make the statements made, in light of the circumstances under which such statements were made, not misleading with respect to the period covered by this report;

3.	Based on my knowledge, the financial statements, and other financial information included in this report, fairly present in all material respects the financial condition, results of operations and cash flows of the registrant as of, and for, the periods presented in this report.

Dated: September 30, 2008

By:	/s/ Blake Jorgensen
Blake Jorgensen
Chief Financial Officer